UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2016

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3181 Porter Drive, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 855-6777

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 12, 2016, the Board of Directors of Carbylan Therapeutics, Inc. (the “Company”) approved a restructuring plan effective as of April 15, 2016 resulting in a reduction in force affecting 14 of its 17 employees, including two executive officers as further described in Item 5.02 below. The restructuring plan is intended to reduce operational costs to preserve capital and streamline the Company’s operations as it pursues a strategic transaction.

Non-executive employees directly affected by the reduction in force have been terminated as of April 15, 2016 and will be provided with severance payments and continuation of benefits for a limited term. Pursuant to the Company’s Non-Executive Severance Plan, subject to the applicable individual’s timely execution and non-revocation of a general release of claims against the Company and its affiliates, the impacted non-executive employees are eligible to receive (i) a lump sum cash payment equal to (1) for director-level employees, two weeks base salary plus an additional two weeks for each full year of service completed over one year (with a minimum of 12 weeks) and (2) for below director-level employees, two weeks base salary plus an additional one week for each full year of service completed over one year (with a minimum of 8 weeks) and (ii) continued payment of the employee’s COBRA premiums for the period determined in (i).

The positions impacted are across all of the Company’s departments. As a result of the restructuring plan, the Company estimates that it will incur one-time cash severance payments of approximately $0.3 million, excluding the payments to the two executive officers terminated in connection with the reduction in force and as further described in Item 5.02 below (and an aggregate of $0.7 million in severance expenses, including the severance payments to the two executive officers). The charges associated with the restructuring plan will be recorded in fiscal 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition and Separation Agreement with David Gravett

As part of the above described reduction in force, the Company terminated the employment of David Gravett, Ph.D. as Vice President, Research & Development effective April 15, 2016 and retained Dr. Gravett as a consultant to the Company. In connection with his termination of employment, the Company will be entering into a transition and separation agreement with Dr. Gravett (the “Gravett Separation Agreement”). Under the Gravett Separation Agreement, Dr. Gravett will receive the severance benefits pursuant to the terms of his employment agreement, which provide for (i) continued payment of his base salary for a period six months following his termination date and (ii) payment of his COBRA premiums until the earliest of 6 months following his termination date, the date on which he becomes eligible for group health insurance coverage through a new employer, or the date he ceases to be eligible for COBRA continuation coverage for any reason. Dr. Gravett’s severance benefits are subject to his execution and non-revocation of a waiver and release of claims against the Company contained in the Gravett Separation Agreement.

Pursuant to the Gravett Separation Agreement, Dr. Gravett will serve as a consultant to the Company through October 15, 2016 (unless terminated earlier by either party upon 30 day notice or extended by mutual agreement for additional one month periods) in order to assist the Company with its efforts in completing a strategic transaction. In exchange for his consulting services, Dr. Gravett will receive a monthly consulting retainer of $5,000 plus an additional $250 per hour for each hour worked over 10 hours in a month. Dr. Gravett’s equity awards will continue vesting during the consulting period, and upon the termination of the consulting period (if earlier than October 15, 2016), Dr. Gravett will receive accelerated vesting as to the portion of his stock options that would have vested had he continued to provide services through October 15, 2016. In addition, Dr. Gravett’s stock options will remain outstanding (although they will not continue to vest following the end of the consulting period) until the earliest to occur of (i) the consummation of a Change of Control (as defined in the Gravett Separation Agreement), (ii) March 8, 2017 and (iii) the original expiration date of the stock option; after the earliest to occur of such dates, all of Dr. Gravett’s stock options will terminate to the extent still outstanding. If a Change in Control occurs prior to the termination of Mr. Gravett’s stock options (whether during the consulting period or the period determined in the previous sentence), the vesting will accelerate for 100% of Dr. Gravett’s then-unvested stock options.

Separation Agreement with Premchandran Ramiya, Ph.D.

In addition, as part of the above described reduction in force, the Company terminated the employment of Premchandran Ramiya, Ph.D., as Vice President, Pharmaceutical Development & Supply Chain effective April 15, 2016. In connection with his termination of employment with the Company, the Company will be entering into a separation agreement with Dr. Ramiya (the “Ramiya Separation Agreement”). Under the Ramiya Separation Agreement, Dr. Ramiya will receive the severance benefits pursuant to the terms of his employment agreement, which provide for (i) continued payment of his base salary for a period six months following his termination date, (ii) payment of his COBRA premiums until the earliest of 6 months following his termination date, the date on which he becomes eligible for group health insurance coverage through a new employer, or the date he ceases to be eligible for COBRA continuation coverage for any reason and (iii) accelerated vesting as to the portion of his stock options that would have vested in the 6-months following his termination date had Dr. Ramiya remained employed with the Company. Dr. Ramiya’s severance benefits are subject to his execution and non-revocation of a waiver and release of claims against the Company contained in the Ramiya Separation Agreement.

Carbylan Therapeutics, Inc. Executive Retention Bonus Plan

On April 12, 2015, the Board of Directors of the Company approved an Executive Retention Bonus Plan (the “Retention Plan”), which provides for grants of cash retention bonuses to the remaining eligible executive officers who continue employment with the Company through the earlier to occur of (i) the closing of a Change in Control (as defined the Retention Plan) and (ii) March 8, 2017 (the “Retention Date”). The Retention Plan is intended to help assure that the Company’s remaining executive officers following the above described reduction in force continue their employment with the Company in order to complete a strategic transaction. The Compensation Committee of the Company’s Board of Directors will administer the Retention Plan, who shall act as the Plan Administrator (within the meaning of the Retention Plan).

Under the terms of the Retention Plan, each participant will be eligible to receive a cash bonus equal to four (4) months of the applicable executive’s base salary, payable in a cash lump sum shortly following the Retention Date. To obtain a bonus under the Retention Plan a participant must remain an employee through the applicable Retention Date. If the employment of any eligible participant is terminated prior to a Retention Date, then no bonus shall be payable except that this forfeiture provision will not apply if the employee is terminated for other than Cause or resigns for Good Reason (each, as defined in the Retention Plan). In addition, if the applicable Retention Date is as a result of the consummation of Change in Control and an executive officer accepts comparable employment with the acquirer following the Change in Control, then no retention bonus will be payable. Participants must execute and not revoke a release of claims to receive any bonus under the Retention Plan. The retention bonuses will not be offset by or reduce any other payment or benefit payable to a participant by the Company or any of its affiliates. The table below sets forth the aggregate retention bonus, less applicable withholdings and deductions, that each named executive officer is eligible to receive under the Retention Plan assuming all other terms and conditions are satisfied:

Executive Officer	Retention Bonus Amount
David Renzi	$144,102
John McKune	$71,242
Marcee Maroney	$100,003

Amended and Restated Offer Letter Agreement with John McKune

On April 12, 2016, the Company’s Board of Directors approved and, effective April 15, 2016, the Company entered into an amended and restated offer letter agreement with John McKune, the Company’s Principal Accounting Officer (the “A&R McKune Agreement”). The A&R McKune Agreement contains substantially the same terms as the original offer letter agreement between the Company and Mr. McKune dated July 27, 2015, but was amended to provide Mr. McKune with severance payments and benefits identical to those in place for other Vice Presidents of the Company. Pursuant to the A&R McKune Agreement, if Mr. McKune’s employment is terminated by the Company without Cause or by Mr. McKune for Good Reason (each, as defined in the A&R McKune Agreement), Mr. McKune will be entitled to (i) continued payment his base salary for a period of six months, (ii) payment of Mr. McKune’s COBRA premiums until the earliest of six months following such termination of employment, the date on which he becomes eligible for group health insurance coverage through a new employer or the date he ceases to be eligible for COBRA continuation coverage for any reason, and (iii) accelerated vesting as to the portion of his equity awards that would have vested in the six-months following such termination of employment had Mr. McKune remained employed with the Company.

Under the A&R McKune Agreement, if Mr. McKune’s employment is terminated by the Company without Cause or by Mr. McKune for Good Reason within one year following the effective date of a Change in Control (as defined in the A&R McKune Agreement), in addition to the benefits described in the paragraph above, (i) all equity awards held by Mr. McKune will vest in full, and (ii) Mr. McKune will be eligible to receive a pro-rated bonus payment for the year in which his employment terminates, with such bonus amount to be based upon the achievement of the bonus objectives prior to such termination or resignation of employment. Any severance payments or benefits under the A&R McKune Agreement are conditioned on Mr. McKune signing and not revoking a separation agreement and effective release of claims against the Company and its affiliates.

The foregoing descriptions of the material terms of each of the Gravett Severance Agreement, the Ramiya Severance Agreement, the Retention Plan and the A&R McKune Agreement are qualified in their entirety by the full text of the Gravett Severance Agreement, the Ramiya Severance Agreement, the Retention Plan and the A&R McKune Agreement. The Retention Plan and the A&R McKune Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The Company will file the Gravett Severance Agreement and Ramiya Severance Agreement in its Quarterly Report for the second quarter of 2016.

Item 8.01	Other Events

On April 15, 2016, the Company issued a press release announcing that it has suspended further clinical development of Hydros-TA and that it is actively pursuing a strategic transaction, including a merger or acquisition of the company. In addition, Carbylan also announced that conjunction with the plan to pursue a strategic transaction, it implemented an immediate reduction in its workforce of 14 employees in order to preserve capital and further streamline the Company’s operations in preparation for a potential strategic transaction. Carbylan also announced that it currently projects that it will have approximately $25-$30 million of net cash available for the potential strategic transaction. This projection is based on the Company’s current expectations and assumptions, including the consummation of a transaction by the end of the third quarter of 2016, and the actual amount of net cash available could differ materially from the Company’s current estimate.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Carbylan Therapeutics, Inc. Executive Retention Bonus Plan, effective April 15, 2016

10.2	Amended and Restated Offer Letter Agreement with John McKune, effective April 15, 2016

99.1	Press Release of Carbylan Therapeutics, Inc., dated April 15, 2016

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include terms such as “expects”, “will,” “estimates,” and similar expressions and include statements regarding the Company’s restructuring plan, its expectations and estimates regarding the workforce reduction, the objectives of the restructuring plan and the timing thereof, amounts and timing of the charges, cash expenditures and savings to be incurred in connection with the restructuring plan, and the potential impact of the restructuring plan. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will receive the expected results of the restructuring program, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company’s forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program. It is not possible to predict or identify all risks and uncertainties, and additional significant risks and uncertainties are described in the Company’s periodic reports filed with Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2016	Carbylan Therapeutics, Inc.

	By:	/s/ David M. Renzi
David M. Renzi
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Carbylan Therapeutics, Inc. Executive Retention Bonus Plan, effective April 15, 2016

10.2	Amended and Restated Offer Letter Agreement with John McKune, effective April 15, 2016

99.1	Press Release of Carbylan Therapeutics, Inc., dated April 15, 2016